UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2007 (June 20, 2007)
HCA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 20, 2007, we amended and restated our $2.000 billion senior secured asset-based revolving credit facility (the “ABL Facility”) dated as of November 17, 2006, which we entered into in connection with our merger with Hercules Acquisition Corporation pursuant to which the Company was acquired by Hercules Holding II, LLC, a Delaware limited liability company owned by a private investor group including affiliates of Bain Capital, Kohlberg Kravis Roberts & Co., Merrill Lynch Global Private Equity and affiliates of HCA founder, Dr. Thomas F. Frist Jr., and by members of management and certain other investors. The purpose of the amendment was to reduce the applicable margins with respect to the borrowings under the ABL Facility effective as of January 1, 2008. There were no other material changes to the terms of the ABL Facility.
Item 9.01. Financial Statements and Exhibits.
Exhibits.
4.1	$2,000,000,000 Amended and Restated Credit Agreement, dated as of June 20, 2007, among HCA Inc., the subsidiary borrowers parties thereto, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents, and Merrill Lynch Capital Corporation, as documentation agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: June 26, 2007

EXHIBIT INDEX

4.1	$2,000,000,000 Amended and Restated Credit Agreement, dated as of June 20, 2007, among HCA Inc., the subsidiary borrowers parties thereto, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents, and Merrill Lynch Capital Corporation, as documentation agent.